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                                                              EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 26 to Registration Statement No. 2-96738 on Form N-1A of our report dated February 10, 2005, on the financial statements and financial highlights of MFS(R) Government Limited Maturity Fund, included in the Fund's 2004 Annual Report to Shareholders.


                                                 ERNST & YOUNG, LLP
                                                 -----------------------
                                                 Ernst & Young, LLP


Boston, Massachusetts
April 25, 2005